                                                                     Exhibit 5.1

                            MAYER, BROWN, ROWE & MAW

                            190 SOUTH LA SALLE STREET

                          CHICAGO, ILLINOIS 60603-3441

                                                                  MAIN TELEPHONE
                                                                  (312) 782-0600
                                                                     MAIN FAX
                                                                  (312) 701-7711

                              ______________, 2002

Isle of Capri Casinos, Inc.
1641 Popps Ferry Road
Biloxi, Mississippi 39532


       Re: Registration Statement on Form S-4 Relating to 9% Senior Subordinated Notes Due 2012

Ladies and Gentlemen:

     We have acted as counsel to Isle of Capri Casinos, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-4, File
No. 333-     (the "Registration Statement") relating to an offer to exchange the "Exchange Offer") the Company's registered 9% Senior Subordinated Notes due 2012 (the "New Notes") and the related guarantees (the "Subsidiary Guarantees") of certain subsidiaries of the Company listed on Annex A to this opinion (the "Subsidiary Guarantors"). The New Notes will be offered in exchange for any and all of the Company's outstanding unregistered 9% Senior Subordinated Notes due 2009 (the "Old Notes"). The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of March 27, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee").

       In rendering the opinions set forth below, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company and the Subsidiary Guarantors as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with the opinions set forth below.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:



      Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We Operate in
           Combination with our Associated English Partnership in the
                             Offices Listed Below.

    Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
                 Manchester New York Palo Alto Paris Washington
INDEPENDENT MEXICO CITY CORRESPONDENT: Jauregui, Navarrete, Nader y Rojas, S.C.

CHDB02 4732926.1 040802 0909C  99525693

MAYER, BROWN, ROWE & MAW



              , 2002
--------------

Page 2

         1. Assuming the Registration Statement (including any amendments thereto) shall become effective under the Securities Act and the execution and delivery of the New Notes have been duly authorized by all necessary action on the part of the Company, when executed and authenticated by the Trustee in accordance with their terms and the terms of the Indenture and delivered in exchange for the Old Notes pursuant to the Indenture and the Exchange Offer, the New Notes will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

         2. Assuming the Registration Statement (including any amendments thereto) shall become effective under the Securities Act and the execution and delivery of the Subsidiary Guarantees has been duly authorized by all necessary corporate action on the part of the Subsidiary Guarantors, when executed and authenticated by the Trustee in accordance with its terms and the terms of the Indenture, and delivered pursuant to the Indenture and the Exchange Offer, the Subsidiary Guarantees will be the legally issued and valid and binding obligation of the Subsidiary Guarantors enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

         Our opinion as to enforceability of the New Notes and the Subsidiary Guarantees is subject to the qualification that certain provisions thereof may be unenforceable in whole or in part under the laws of the State of Delaware and New York, as applicable, but the inclusion of any such provision will not affect the validity of the New Notes or the Subsidiary Guarantees and each of them contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby. We express no opinion concerning federal or state securities laws.

         We are qualified to practice law in the State of Illinois and we do not purport to be experts on the law of any other jurisdiction other than the federal laws of the United States of America. In rendering our opinions with respect to the New Notes and the Subsidiary Guarantees, we have assumed with your permission, and without independent investigation, that the applicable laws of the State of New York are identical in all relevant respects to the substantive laws of the State of Illinois. We express no opinion and make no representation with respect to the law of any other jurisdiction.

CHDB02 4732926.1 040802 0909C  99525693

MAYER, BROWN, ROWE & MAW



              , 2002
--------------

Page 3

       This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

       Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Subsidiary Guarantors or any other person, or any other document or agreement involved with the transactions contemplated by the Exchange Offer. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.



                                                        Very truly yours,



                                                        Mayer, Brown, Rowe & Maw


PWT/mrm

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                                                                         ANNEX A

                              SUBSIDIARY GUARANTORS

CSNO, L.L.C., a Louisiana limited liability company

Gemini, Inc., a Nevada corporation

Grand Palais Riverboat, Inc., a Louisiana corporation

IOC-Boonville, Inc., a Nevada corporation

IOC-Coahoma, Inc., a Mississippi corporation

IOC-Davenport, Inc., an Iowa corporation

IOC-Kansas City, Inc., a Missouri corporation

IOC Holdings, LLC, a Louisiana limited liability company

IOC-Lula, Inc., a Mississippi corporation

IOC-Natchez, Inc., a Mississippi corporation

Isle of Capri Bettendorf, LC, an Iowa limited liability company

Isle of Capri Casino-Tunica, Inc., a Mississippi corporation

Isle of Capri Casino Colorado, Inc., a Colorado corporation

Isle of Capri Marquette, Inc., an Iowa corporation

LL Holding Corporation, a Nevada corporation

Louisiana Riverboat Gaming Partnership, a Louisiana partnership

LRGP Holdings, L.L.C., a Louisiana limited liability company

PPI, Inc., a Florida corporation

Riverboat Corporation of Mississippi, a Mississippi corporation

Riverboat Corporation of Mississippi-Vicksburg, a Mississippi corporation

Riverboat Services, Inc., an Iowa corporation

St. Charles Gaming Company, Inc., a Louisiana corporation